Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2025 relating to the financial statements of Tvardi Therapeutics, Inc., appearing in the current report on Form 8-K dated April 15, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas

October 20, 2025